QUEST SOLUTION, INC. AND HTS IMAGE PROCESSING, INC

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND

COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2017

	Historical		Pro Forma
	Quest	HTS	Adjustments	Combined
(In thousands except per share data)
Revenue	$54,459	$4,851	$-	$59,310
Cost of revenue	43,089	3,820	-	46,909
Gross profit (loss)	11,370	1,031	-	12,401

Operating expenses
General and administrative	1,859	408	-	2,267
Salary and employee benefits	7,952	193	-	8,145
Professional fees	674	40		714
Depreciation and amortization	1,763	-	-	1,763
Total operating expenses	12,248	641	-	12,889

Income (loss) from operations	(878)	390	-	(488)
Other income (expenses)	(1,553)	(389)	-	(1,942)
Loss before income taxes	(2,431)	1	-	(2,430)
Income tax benefit (provision)	-	(182)	-	(182)
Net income (loss)	(2,431)	(181)	-	(2,612)
Less: Preferred stock - Series C dividend	(290)	-	-	(290)
Net income (loss) available to common stockholders	$(2,141)	$(181)	$-	$(2,322)

Basic and diluted net loss per common share	$(0.06)	$(1.81)	$-	$(0.06)

Basic and diluted weighted average common shares outstanding	35,814,751	100,000		35,814,751

QUEST SOLUTION, INC. AND HTS IMAGE PROCESSING, INC

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME AND

COMPREHENSIVE LOSS

FOR THE 9-MONTH PERIOD ENDED SEPTEMBER 30, 2018

	Historical		Pro Forma
	Quest	HTS	Adjustments		Combined
(In thousands except per share data)
Revenue	$42,368	$6,419	$(2,913	) (a1)	$45,874
Cost of revenue	33,687	3,581	(2,635	) (a1)	34,633
Gross profit (loss)	8,681	2,838	(278)		11,241

Operating expenses
General and administrative	1,724	117	-		1,841
Salary and employee benefits	6,426	1,668	-		8,094
Research and development		43			43
Professional fees	1,168	440	(278	) (a1)	1,330
Depreciation and amortization	1,312	50	-		1,362
Total operating expenses	10,630	2,317	(278)		12,669

Income (loss) from operations	(1,949)	520	-		(1,429)
Other income (expenses)	(2,344)	(336)	-		(2,680)
Loss before income taxes	(4,293)	185	-		(4,108)
Income tax benefit (provision)	(44)	(127)	-		(171)
Net income (loss)	(4,337)	58	-		(4,279)
Less: Preferred stock - Series C dividend	(142)	-	-		(142)
Net income (loss) available to common stockholders	$(4,479)	$58	$-		$(4,137)

Basic and diluted net loss per common share	$(0.11)	$0.58	$-		$(0.06)

Basic and diluted weighted average common shares outstanding	42,592,783	100,000	22,352,954		65,045,737

(a1)	The Pro Forma Income Statement has been adjusted to eliminate certain intercompany items.

QUEST SOLUTION, INC. AND HTS IMAGE PROCESSING, INC

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

	Historical		Pro Forma
(In thousands)	Quest	HTS	Adjustments			Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$56	$770	$			$826
Restricted cash	532	-				532
Accounts receivable, net	10,669	3,435		(1,909	)(a4)	12,195
Inventories, net	1,058	1,421				2,479
Prepaid expenses and other current assets	413	171				584
TOTAL CURRENT ASSETS	12,728	5,797		(1,909)		16,616

Fixed assets, net	64	179				243
Goodwill	10,114	2,684		6,901	(a)	19,699
Trade name, net	1,927	-				1,927
Customer relationships, net	4,467	-				4,467
Other assets	33	-				33

TOTAL ASSETS	$29,333	$8,660		$4,992		$42,985

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$11,409	$2,466		$(578	)(a4)	$13,297
Line of credit	4,637	-				4,637
Accrued payroll and salestax	2,381	137				2,518
Deferred revenue, net	9	-				9
Current portion of note payable	8,752	-				8,752
Notes payable, related party	426	127				553
Other current liabilities	119	3,975		(1,331	)(a4)	2,763

TOTAL CURRENT LIABILITIES	27,733	6,705		(1,909)		32,529

LONG TERM LIABILITIES
Note payable, related party	1,704	-		1,000	(a2)	2,704
Accrued interest, related party	5	-				5
Long term portion of note payable	130	-				130
Other long term liabilities	431	2,556				2,987

TOTAL LIABILITIES	$30,003	$9,262		$(909)		$38,356

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EARNINGS (DEFICIT)
Series C Preferred stock	$5	$-	$			$5
Common stock	49	2		18	(a1), (a3)	69
Common stock to be repurchased by the Company	(231)	-				(231)
Additional paid-in capital	38,328	-		5,279	(a3)	43,607
Accumulated earnings (deficit)	(38,821)	(604)		604	(a1)	(38,821)
TOTAL STOCKHOLDERS’ EARNINGS (DEFICIT)	(670)	(602)		5,901		4,629

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,333	$8,660		$4,992		$42,925

Notes:

(a)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to Goodwill as follows:

Book value of net assets acquired
HTS’s equity	(602)
Preliminary fair value adjustment of HTS
Preliminary estimate of fair value of identifiable net assets (liabilities) acquired	(602)
Goodwill	6,901

(a1)	The Pro Forma Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of HTS.

(a2)	The Pro Forma Balance Sheet has been adjusted by the amount of cash investment required pursuant to the terms of the Asset Purchase Agreement.

(a3)	The Pro Forma Balance Sheet has been adjusted by the amount of common stock issued to the sellers pursuant to the terms of the Asset Purchase Agreement.

(a4)	The Pro Forma Balance Sheet has been adjusted by the amount of related party balances.